                                                                    EXHIBIT 20.1


                    [LETTERHEAD OF METRO-GOLDWYN-MAYER INC.]

                                 PRESS RELEASE

For immediate release                                  Contact: Craig Parsons
---------------------                                           (310) 449-3660
August 6, 1998

                         METRO-GOLDWYN-MAYER STATEMENT

     Santa Monica, CA -- As indicated in the Form 10-Q Report filed August 5, 1998 with the Securities and Exchange Commission, Metro-Goldwyn-Mayer Inc. (NYSE: MGM) confirmed today that, in connection with its goal of becoming an integrated global entertainment company, it is considering various strategic alternatives. The Company has entered into informal discussions with unidentified companies regarding possible business combinations. Such discussions are preliminary in nature and no assurances can be given as to the outcome of such discussions.

     Metro-Goldwyn-Mayer Inc. is actively engaged in worldwide production and distribution of entertainment product, including motion pictures, television programming, home video, interactive media, music, licensed merchandise, a 4,000-title film library, a 6,700-title home video library, and a significant television library. The company's operating units include MGM Pictures, United Artists Pictures, Orion Pictures, Goldwyn Films, MGM Worldwide Television Group, MGM Distribution Co., MGM Home Entertainment and Consumer Products Group, MGM Music, and MGM Interactive, among others. For more information on MGM, visit the MGM Online at http://www.mgm.com.

                                      ###